UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: November 2, 2005

Date of earliest event reported: October 26, 2005

DYNTEK, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-11568	95-4228470
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No)

19700 Fairchild Road, Suite 230, Irvine, California 92612
(Address of principal executive offices)

(949) 271-6700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                                               Entry into a Material Definitive Agreement

DynTek, Inc., a Delaware corporation (the “DynTek”), previously reported on Form 8-K, filed October 31, 2005, that on October 26, 2005, it, among other things, amended and restated those certain 9% Senior Subordinated Convertible Notes (the “9% Notes”) representing a majority of the outstanding principal to defer the start of monthly principal payments until January 1, 2007.

This Form 8-K/A is being filed to correct a minor portion of the description in the third to last paragraph of Item 1.01 of Form 8-K.  Such paragraph reported, among other things, that in exchange for deferral of principal payments under the 9% Notes, DynTek “increased the number of shares exercisable under the 9% Warrants by an aggregate of 5,251,101 shares.”  The foregoing quoted provision of Item 1.01 is hereby amended to provide that in exchange for deferral of principal payments under the 9% Notes, DynTek “increased the number of shares purchaseable under the 9% Warrants by an aggregate of 491,400 shares.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNTEK, INC.

Date: November 2, 2005	By:	/s/ Robert I. Webber
Robert I. Webber
President and Chief Financial Officer